Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Current Report on Form 8-K/A of Expedia, Inc. of our report dated April 18, 2005, with respect to the combined financial statements and financial statement schedule of Expedia, Inc. and subsidiaries included in Amendment No. 3 to the joint Registration Statement (Form S-4 Nos. 333-124303 and 333-124303-01), filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

New York, New York

October 21, 2005

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